Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Post-Effective Amendment No. 1 to the Registration Statement on Form S-8, File No. 333-223862, of our reports dated March 2, 2018 relating to the consolidated financial statements of WMIH Corp. which appear in the Annual Report on Form 10-K of WMIH Corp. for the year ended December 31, 2017.

/s/ BPM LLP

BPM LLP

San Francisco, California

July 31, 2018